GUARANTY

1. Identification.

This Guaranty (the "Guaranty"), dated as of October 9, 2009, is entered into by China Cablecom Ltd., a British Virgin Islands company ("Guarantor"), for the benefit of the Collateral Agent identified below and the parties identified on Schedule A hereto (each a "Lender" and collectively, the "Lenders").

2. Recitals.

2.1 Guarantor is a direct subsidiary of China Cablecom Holdings, Ltd., a British Virgin Islands company ("Parent"). The Lenders have made and/or are making loans to Parent (the "Loans"). Guarantor will obtain substantial benefit from the proceeds of the Loans.

2.2 The Loans are and will be evidenced by certain senior secured promissory Notes (collectively, "Note" or "Notes") issued by Parent on, about or after the date of this Guaranty pursuant to subscription agreements dated at or about the date hereof ("Subscription Agreements"). The Notes are further identified on Schedule A hereto and were and or be executed by Parent as "Borrower" for the benefit of each Lender as the "Holder" thereof.

2.3 In consideration of the Loans made and to be made by Lenders to Parent and for other good and valuable consideration, and as security for the performance by Parent of its obligations under the Notes and as security for the repayment of the Loans and all other sums due from Debtor to Lenders arising under the Notes (collectively, the "Obligations"), Guarantor, for good and valuable consideration, receipt of which is acknowledged, has agreed to enter into this Guaranty.

2.4 The Lenders have appointed Collateral Agents, LLC, a Delaware Limited Liability Company as Collateral Agent pursuant to that certain Collateral Agent Agreement dated at or about the date of this Agreement ("Collateral Agent Agreement"), among the Lenders and Collateral Agent.

3. Guaranty.

3.1 Guaranty. Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally with any other guarantor of the Obligations, the punctual payment, performance and observance when due, whether at stated maturity, by acceleration or otherwise, of all of the Obligations now or hereafter existing, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any insolvency, bankruptcy or reorganization of Parent, whether or not constituting an allowed claim in such proceeding), fees, commissions, expense reimbursements, liquidated damages, indemnifications or otherwise (such obligations, to the extent not paid by Parent being the "Guaranteed Obligations"), and agrees to pay any and all reasonable costs, fees and expenses (including reasonable counsel fees and expenses) incurred by Collateral Agent and the Lenders in enforcing any rights under the guaranty set forth herein. Without limiting the generality of the foregoing, Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by Parent to Collateral Agent and the Lenders, but for the fact that they are unenforceable or not allowable due to the existence of an insolvency, bankruptcy or reorganization involving Parent.

3.2 Guaranty Absolute. Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Notes, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Collateral Agent or the Lenders with respect thereto. The obligations of Guarantor under this Guaranty are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against Guarantor to enforce

such obligations, irrespective of whether any action is brought against Parent or any other Guarantor or whether Parent or any other Guarantor is joined in any such action or actions. The liability of Guarantor under this Guaranty constitutes a primary obligation, and not a contract of surety, and to the extent permitted by law, shall be irrevocable, absolute and unconditional irrespective of, and Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

(a) any lack of validity of the Notes or any agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from the Notes, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to Parent or otherwise;

(c) any taking, exchange, release, subordination or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(d) any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of Parent; or

(e) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by Collateral Agent or the Lenders that might otherwise constitute a defense available to, or a discharge of, Parent or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by Collateral Agent, the Lenders or any other entity upon the insolvency, bankruptcy or reorganization of the Parent or otherwise (and whether as a result of any demand, settlement, litigation or otherwise), all as though such payment had not been made.

3.3 Waiver. Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that Collateral Agent or the Lenders exhaust any right or take any action against any Borrower or any other person or entity or any Collateral. Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 3.3 is knowingly made in contemplation of such benefits. Guarantor hereby waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

3.4 Continuing Guaranty; Assignments. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the later of the indefeasible cash payment in full of the Guaranteed Obligations , (b) be binding upon Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Lenders and their successors, pledgees, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Guaranty (including, without limitation, all or any portion of its Notes owing to it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted such Collateral Agent or Lender herein or otherwise.

3.5 Subrogation. Guarantor will not exercise any rights that it may now or hereafter acquire against the Collateral Agent or any Lender or other Guarantor (if any) that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this Guaranty, including, without

limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Collateral Agent or any Lender or other Guarantor (if any), directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been indefeasibly paid in full.

3.6 Maximum Obligations. Notwithstanding any provision herein contained to the contrary, Guarantor's liability with respect to the Obligations shall be limited to an amount not to exceed, as of any date of determination, the amount that could be claimed by Lenders from Guarantor without rendering such claim voidable or avoidable under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

4. Miscellaneous.

4.1 Expenses. Guarantor shall pay to the Lenders, on demand, the amount of any and all reasonable expenses, including, without limitation, reasonable attorneys' fees, reasonable legal expenses and reasonable brokers' fees, which the Lenders may incur in connection with exercise or enforcement of any the rights, remedies or powers of the Lenders hereunder or with respect to any or all of the Obligations.

4.2 Waivers, Amendment and Remedies. No course of dealing by the Lenders and no failure by the Lenders to exercise, or delay by the Lender in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, remedy or power of the Lenders. No amendment, modification or waiver of any provision of this Guaranty and no consent to any departure by Guarantor therefrom, shall, in any event, be effective unless contained in a writing signed by the Guarantor and the Majority in Interest (as such term is defined in the Collateral Agent Agreement) of the Lender or Lenders against whom such amendment, modification or waiver is sought, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The rights, remedies and powers of the Lenders, not only hereunder, but also under any instruments and agreements evidencing or securing the Obligations and under applicable law are cumulative, and may be exercised by the Lenders from time to time in such order as the Lenders may elect.

4.3 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by a reputable overnight courier service with charges prepaid, or (d) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below if delivered on a business day during normal business hours, or the first business day following such delivery (if delivered other than on a business day during normal business hours), (ii) on the first business day following the date deposited with an overnight courier service with charges prepaid, or (iii) on the fifth business day following the date of mailing pursuant to subpart (b) above, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

To Guarantor, to:

c/o China Cablecom Holdings, Ltd.
Unit 3309-3310, 1 Grand Gateway
1 Hongqiao, Shanghai
200030, PRC

Attn: Pu Yue, CEO
Fax: (917) 591-8839

With a copy by fax only to:	Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Attn: Mitchell S. Nussbaum, Esq. Fax: (212) 202-7829
To Lenders:	To the addresses and telecopier numbers set Forth on Schedule A
To the Collateral Agent:	Collateral Agents, LLC 111 West 57th Street, Suite 1416 New York, NY 10019 Attn: General Counsel Fax: (212) 245-9101

If to Guarantor, Lender or
Collateral Agent, with a copy by telecopier only to:

Grushko & Mittman, P.C.
551 Fifth Avenue, Suite 1601
New York, New York 10176
Fax: (212) 697-3575

Any party may change its address by written notice in accordance with this paragraph.

4.4 Term; Binding Effect. This Guaranty shall (a) remain in full force and effect until payment and satisfaction in full of all of the Guaranteed Obligations; (b) be binding upon Guarantor and its successors and permitted assigns; and (c) inure to the benefit of the Lenders and their respective successors and assigns. All the rights and benefits granted by Guarantor to the Collateral Agent and Lenders hereunder and other agreements and documents delivered in connection therewith are deemed granted to both the Collateral Agent and Lenders. Upon the payment in full of the Obligations, (i) this Guaranty shall terminate and (ii) the Lenders will, upon Guarantor's request and at Guarantor's expense, execute and deliver to Guarantor such documents as Guarantor shall reasonably request to evidence such termination, all without any representation, warranty or recourse whatsoever.

4.5 Captions. The captions of Paragraphs, Articles and Sections in this Guaranty have been included for convenience of reference only, and shall not define or limit the provisions hereof and have no legal or other significance whatsoever.

4.6 Governing Law; Venue; Severability. This Guaranty shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts or choice of law. Any legal action or proceeding against Guarantor with respect to this Guaranty may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Guaranty, Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty brought in the aforesaid courts and hereby

further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. If any provision of this Guaranty, or the application thereof to any person or circumstance, is held invalid, such invalidity shall not affect any other provisions which can be given effect without the invalid provision or application, and to this end the provisions hereof shall be severable and the remaining, valid provisions shall remain of full force and effect. **This Guaranty shall be deemed an unconditional obligation of Guarantor for the payment of money and, without limitation to any other remedies of Lenders, may be enforced against Guarantor by summary proceeding pursuant to New York Civil Procedure Law and Rules Section 3213 or any similar rule or statute in the jurisdiction where enforcement is sought. For purposes of such rule or statute, any other document or agreement to which Lenders and Guarantor are parties or which Guarantor delivered to Lenders, which may be convenient or necessary to determine Lenders' rights hereunder or Guarantor's obligations to Lenders are deemed a part of this Guaranty, whether or not such other document or agreement was delivered together herewith or was executed apart from this Guaranty.** Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. Each Guarantor irrevocably appoints Parent its true and lawful agent for service of process upon whom all processes of law and notices may be served and given in the manner described above; and such service and notice shall be deemed valid personal service and notice upon each such Guarantor with the same force and validity as if served upon such Guarantor.

4.7 Satisfaction of Obligations. For all purposes of this Guaranty, the payment in full of the Obligations shall be conclusively deemed to have occurred when either the Obligations have been indefeasibly paid pursuant to the terms of the Notes and the Subscription Agreements.

4.8 Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

[THE BALANCE OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Guaranty, as of the date first written above.

"GUARANTOR"
CHINA CABLECOM LTD.
a British Virgin Islands company

By: ______________________

Its: ______________________

This Guaranty Agreement may be signed by facsimile signature and delivered by confirmed facsimile transmission.

SCHEDULE A TO GUARANTY

Noteholder	Principal Amount of Senior Secured Note	Address & Telecopier Number
ALLEN B MONS	150,000	27075 NORTHWOODS LN LIBERTYVILLE IL 60048-9401 Fax: 847-688-0477
ANDRES KEICHIAN	50,000	10207 MEMORIAL DR HOUSTON TX 77024-3212 Fax: 713-218-9447
ART KLEPPEN KIMBERLY KLEPPEN JT TEN	50,000	3501 C STREET NE AUBURN WA 98002-1702 Fax: 253-939-1746
BALFOUR HOLLOW LLC	50,000	97 BALFOUR DR WEST HARTFORD CT 06117-2936 Fax: 860-521-4209
BANTRY BAY VENTURES, LLC	400,000	40 WOODLAND ST. HARTFORD, CT 06105 Fax: 860-727-5780
BARBARA S. ELLIS 2003 TRUST, 06/27/2003 UAD 06/27/03	50,000	OVERMANNSTRASSE 32 LIPPSTADT GERMANY, 59555 Fax: 49-2941-968-6516
BRADLEY ANESTHESIOLOGY PC PROFT SHARING PLAN & TST WILLIAM L BRADLEY TTEE ATTN WILLIAM BRADLEY	50,000	315 TURNPIKE ROAD MT PLEASANT PA 15666-2547 Fax: 724-626-2498
BRENT PAULGER SHARISSA PAULGER JT TEN	50,000	2001 DOVER LUBBOCK TX 79407-2017 Fax: Not provided
BRUCE BROWNE PATRICIA A. BROWNE JT TEN	100,000	1199 PACIFIC HWY UNIT 3601 SAN DIEGO CA 92101-8426 Fax: 619-477-1897
BRUCE WALKER RAVENEL III	300,000	1265 CARRIAGE HILL CT FRANKTOWN CO 80116-8903 Fax: 303-496-6364
BRUCE B WAPEN	75,000	969-G EDGEWATER BLVD 807 FOSTER CITY CA 94404-3760 Fax: 650-577-0191
CHADDS FORD LTD.	50,000	4454 WAYSIDE DR. NAPLES, FL 34119 Fax: 239-592-1263
CHARDAN SPAC ASSET MANAGEMENT, LLC	700,000	18 FIELDSTONE CT. NEW CITY, NY 10956 Fax: 845-709-6065
DARREL LEE KLOECKNER	50,000	14601 MORGAN AVE N MARINE ST CRX MN 55047-9671 Fax: 651-433-5349

DAVID M ANTHOPOULOS KAREN B SHAPIRO JT TEN	50,000	1665 OAK KNOLL AVE SAN MARINO CA 91108-1775 Fax: Not provided
DAVID M CARVER ATTN PINNACLE HOLDING ENTERPRISE	50,000	3320 NORTH BUFFALO, SUITE 205B LAS VEGAS NV 89129-7436 Fax: 702-639-0800
DEEPAK MUNJAL	50,000	5009 GRAYHAWK LANE DUBLIN CA 94568-7766 Fax: 925-415-2441
DOUGLAS N. WOODRUM	200,000	139 GILMARTIN DR. TIBURON, CA 94920 Fax: 415-789-5076
ELIZABETH RICHARDS	100,000	2525 ARAPAHOE E4-332 BOULDER CO 80302-6720 Fax: Not provided
EVAN GENACK	130,000	533 READS LN. FAR ROCKAWAY, NY 11691 Fax: 718-868-2006
F. BRENT MAY PS PLAN FBO F BRENT MAY	100,000	127 NE EADS ST NEWPORT OR 97365-2840 Fax: 541-574-6405
GOSE INVESTMENTS LLC	75,000	2243 KAUHANA STREET HONOLULU HI 96816-3054 Fax: Not provided
GRAMERCY 87 LLC ATTN WAIN WHITE	50,000	7008 CROSS HOOK COURT SUMMERFIELD NC 27358-9507 Fax: 336-387-2501
HARDING FAMILY TRUST DTD 08/29/2005 UAD 08/29/05 TOM HARDING & MARY HARDING TTEES	50,000	5081 SWIFT RD SHINGLE SPGS CA 95682-5126 Fax: Not provided
HARRY KATZ	700,000	76-19 171ST ST FLUSHING, NY 11366 Fax: 718-886-3410
HEIDI W KIENE KEVIN KIENE JT TEN	100,000	4275 PALOMINO CIRCLE RENO NV 89519-2939 Fax: Not provided
HERSCHEL HUNTER TRUST UAD 11/30/88 HERSCHEL HUNTER TTEE	50,000	115 STATE ROUTE 13 MARISSA IL 62257-1715 Fax: 618-222-1572
HOKE LIVING TRUST UAD 04/19/02 STEVE HOKE & COLLEEN HOKE TTEES	50,000	11909 73RD PLACE NE KIRKLAND WA 98034-2429 Fax: 425-650-6884
INGRAM LIVING TRUST DATED 11/02/2005 UAD 11/02/05	50,000	4001 STONE CANYON AVENUE SHERMAN OAKS CA 91403- 4542 Fax: 818-789-1075

IRA FBO ALMA D ARTHUR PERSHING LLC AS CUSTODIAN	100,000	10724 WATERBURY DR STOCKTON CA 95209-4212 Fax: Not provided
IRA FBO BENSON ARAKI PERSHING LLC AS CUSTODIAN ROLLOVER ACCOUNT	100,000	94-615 KUPUOHI ST STE 206 WAIPAHU HI 96797-5329 Fax: 808-688-2345
IRA FBO BERT HUNTSINGER PERSHING LLC AS CUSTODIAN	100,000	13803 WERTH ROAD HERMOSA SD 57744-5027 Fax: Not provided
IRA FBO DIANE SPOLUM PERSHING LLC AS CUSTODIAN	250,000	821 SOUTHWOOD DR S FARGO ND 58103-6019 Fax: Not provided
IRA FBO DONALD FAGEN PERSHING LLC AS CUSTODIAN ROLLOVER ACCOUNT	200,000	8 E 92ND ST APT. #2 NEW YORK NY 10128-0621 Fax: 845-679-3468
IRA FBO FRANK L BONDS JR PERSHING LLC AS CUSTODIAN	50,000	PO BOX S FLORA MS 39071-1803 Fax: 601-879-0043
IRA FBO GEORGE MADARAZ PERSHING LLC AS CUSTODIAN	75,000	4226 KENYON AVE LOS ANGELES CA 90066-6125 Fax: 310-452-2552
IRA FBO JAMES A TAMBORELLO PERSHING LLC AS CUSTODIAN ROLLOVER ACCOUNT	75,000	2302 ANACAPA ST SANTA BARBARA, CA 03105- 3508 Fax: Not provided
IRA FBO JERRY MCWILLIAMS PERSHING LLC AS CUSTODIAN ROLLOVER ACCOUNT	75,000	1831 28TH AVE S APT 375 HOMEWOOD AL 35209-2699 Fax: 205-969-3930
IRA FBO KENNETH HENRY NASS PERSHING LLC AS CUSTODIAN ROLLOVER ACCOUNT	125,000	3305 NO. 80TH STREET OMAHA NE 68134-4909 Fax: Not provided
IRA FBO MARK STEFANELLI PERSHING LLC AS CUSTODIAN ROLLOVER ACCOUNT	50,000	1600 N. WAHANNA RD SEASIDE OR 97138-7893 Fax: Not provided
IRA FBO MARYANN MIGAS PERSHING LLC AS CUSTODIAN	50,000	975 SPRINGVIEW CIRCLE SAN RAMON CA 94583-4719 Fax: Not provided
IRA FBO RALPH DALE EDSON PERSHING LLC AS CUSTODIAN ROLLOVER ACCOUNT	100,000	26539 TURNSTONE CT VALENCIA CA 91355-3506 Fax: Not provided

IRA FBO ROBERT STEPHEN ADAMS PERSHING LLC AS CUSTODIAN	200,000	819 S WHITEHALL CIRCLE FLORENCE SC 29501-8927 Fax: 843-777-7754
IRA FBO TIM NASS PERSHING LLC AS CUSTODIAN ROLLOVER ACCOUNT	50,000	19923 GEORGE B LAKE PKWY OMAHA NE 68130-5092 Fax: 402-898-1370
IRA FBO WILLIAM F BAKER PERSHING LLC AS CUSTODIAN ROLLOVER ACCOUNT	75,000	1802 ABERDEEN LUBBOCK TX 79416-5512 Fax: 806-796-7365
IROQUOIS MASTER FUND LTD.	500,000	641 LEXINGTON AVE. 26TH FLOOR NEW YORK, NY 10022 Fax: 212-207-3452
JACK FELDSHER	50,000	875 SKYLAND DR SIERRA MADRE CA 91024-1340 Fax: 626-969-1354
JAMES A PETERSON	50,000	121 ALTA AVE PIEDMONT CA 94611-3448 Fax: 510-547-5549
JAMES A SHEAHAN MELODY K SHEAHAN JT TEN	50,000	29711 133RD PLACE SE MONROE WA 98272-9598 Fax: Not provided
JAMES V. BACON TRUST DTD 09/14/1995 UAD 09/14/95	275,000	1446 NORTON AVENUE GLENDALE CA 91202-1424 Fax: 818-243-9011
JAYHAWK PRIVATE EQUITY CO-INVEST FUND, LP	188,952	930 TAHOE BLVD., 802-281 INCLINE VILLAGE, NV 89451 Fax: 866-832-1238
JAYHAWK PRIVATE EQUITY FUND II, LP	2,610,000	930 TAHOE BLVD., 802-281 INCLINE VILLAGE, NV 89451 Fax: 866-832-1238
JAYHAWK PRIVATE EQUITY FUND, LP	3,001,048	930 TAHOE BLVD., 802-281 INCLINE VILLAGE, NV 89451 Fax: 866-832-1238
JOEL SCHECHTER	100,000	200 E 61ST APT10AB NEW YORK NY 10065-8550 Fax: Not provided
JOHN PRENTICE BARKER	50,000	519 LONDONDERRY DRIVE LUMBERTON NC 28358-8320 Fax: Not provided
JOHN TRESEMER	100,000	PO BOX 6 DARBY MT 59829-0006 Fax: Not provided
JOSEPH JOHN TRIOLO	100,000	115 PONYTAIL LANE TANEYTOWN MD 21787-1545 Fax: Not provided

JOSEPH MCCARTHY MIKI MCCARTHY COMM PROP WROS TOD DTD 12/09/2008	50,000	5374 VIA MORENA YORBA LINDA CA 92886-5007 Fax: 323-315-1195
KATHRYN HACKER RICHARD HACKER JT TEN	50,000	2900 18TH FAIRWAY DRIVE BELLEVILLE IL 62220-4840 Fax: 618-222-1572
KENT SCOTT LAURA SCOTT JT TEN	50,000	2196 HIGHWAY 34 MOSINEE MOSINEE WI 54455 Fax: 715-457-4633
KEVIN MOORE	50,000	4601 ISLAND DR MIDLAND TX 79707-1406 Fax: 1-800-957-9837
KINGSBROOK OPPORTUNITIES MASTER FUND LP	350,000	C/O KINGSBROOK PARTNERS LP 590 MADISON AVE, 27TH FL NEW YORK , NY 10022 Fax: 212-600-8240
KK SWOGGER ASSET MANAGEMENT	75,000	4211 WATERS EDGE COVE AUSTIN TX 78731-5139 Fax: 512-494-4146
KURTZ-WALSH FAMILY TRUST UAD 05/24/01	50,000	831 LIBERTY ST ASHLAND OR 97520-3142 Fax: Not provided
LFT, LLC (TOM LUND)	150,000	4001 TAMIAMI TRAIL N SUITE 350 NAPLES, FL 34103 Fax: 239-213-1940
LOWELL CERISE	50,000	56 WHITING ROAD SALMON ID 83467-5276 Fax: Not provided
M CARL RICE ELLEN HYDE RICE COMM PROP	50,000	1030 KINGS HWY SHREVEPORT LA 71104-2932 Fax: 318-222-6063
MARK GUBASH JULIANNE GUBASH JT TEN	50,000	1380 25TH ST HOULTON WI 54082-2212 Fax: Not provided
MARK STERIN	100,000	16115 NE 49TH COURT REDMOND WA 98052-7003 Fax: 425-881-8765
MARY NEIBERG	200,000	3600 CERRILLOS RD STE 406 A/B SANTA FE NM 87507-2612 Fax: Not provided
MICHAEL BALDWIN	50,000	1001 BROWNS WOODS DR WDM IA 50265-8360 Fax: 515-241-8867
MICHAEL FLEISCHER	50,000	26 OAK STREET TENAFLY NJ 07670-2717 Fax: 201-227-1481

MICHAEL H. WEISS	360,000	25 BRIARWOOD LN LAWRENCE, NY 11559 Fax: 516-569-7412
MICHAEL J HANRATTY LYNSAY F HANRATTY TEN ENT	125,000	4N369 FOXFIELD DRIVE ST CHARLES IL 60175-7901 Fax: 773-342-7540
MICHAEL LOURIS	50,000	1230 SAN TOMAS AQUINO APT 223 SAN JOSE, CA 95117 Fax: 408-273-6590
MOMBASSA IRREVOCABLE UNITRUST UAD 03/10/93	100,000	PO BOX 6 DARBY MT 59829-0006 Fax: Not provided
MORRIS & DEVORA SMITH	360,000	195 WILDACRE AVE LAWRENCE, NY 11559 Fax: 516-239-5393
NEXTVIEW CAPITAL, LP	650,000	95 REVERE DRIVE, SUITE A NORTHBROOK , IL 60062 Fax: 847-559-5807
NORMAN S KRAMER LINDA L KRAMER JT TEN	100,000	4536 DONLON RD SOMIS, CA 93066-9618 Fax: 805-386-3479
NORTH MILITARY LTD.	500,000	4454 WAYSIDE DR. NAPLES, FL 34119 Fax: 239-592-1263
OBJECTIVE INVESTMENTS LLC	50,000	7500 MAGNOLIA DR. NEDERLAND, CO 80466 Fax: 815-572-8042
PAUL P ULRICH DEBORAH A DEAN JT TEN	50,000	56 CROOKED AVE SAN ANSELMO CA 94960-2378 Fax: Not provided
PLATINUM PARTNERS VALUE ARBITRAGE FUND, L.P.	5,000,000	152 WEST 57TH ST, 4TH FL NEW YORK, NY 10019 Fax: 212-582-2424
POINT AUX CHENES, LLC	50,000	11017 POINT AUX CHENES RD OCEAN SPRINGS MS 39564- 0618 Fax: 228-875-8397
POM INVESTMENTS LLC	125,000	387 AVENUE I BOULDER CITY NV 89005-2623 Fax: 702-294-7758
QM FARMS INC	50,000	23277 COUNTY RD #780 BEARNIE MO 63822 Fax: 573-293-5398
QUINCY MURPHY INC	100,000	23277 COUNTY ROAD 780 BERNIE MO 63822-7238 Fax: 573-293-5398
REISNER MILLENNIUM INVESTMENTS L	50,000	27141 SHENANDOAH DR LAGUNA HILLS CA 92653-5842 Fax: 949-916-9644

RICHARD POTAPCHUK	300,000	259 FRANKLIN BLVD LONG BEACH NY 11561-3740 Fax: 212-308-2597
ROCKMORE INVESTMENT MASTER FUND LTD.	350,000	P.O BOX HM528 73 FRONT STREET HAMILTON HM CX BERMUDA Fax: 212-258-2315
ROSENBROCK EXEMPTION TRUST DTD 03/27/2004 UAD 03/27/04	150,000	110 W. BELLEVUE AVENUE SAN MATEO CA 94402-1142 Fax: Not provided
RUSSELL PARKER & SUE PARKER JTWROS	100,000	19782 CAPRICE DRIVE YORBA LINDA CA 92886-4409 Fax: Not provided
SCHEIN VENTURES LLC	50,000	524 CLUBHOUSE RD WOODMERE NY 11598-1902 Fax: Not provided
SELWYN ADELSON	50,000	19 KENNERY ISLAND DRIVE PLETTENBERG BAY,6600, SOUTH AFRICA Fax: 044-533-5729
SEP FBO AJAY KALRA PERSHING LLC AS CUSTODIAN	50,000	639 W. 9TH ST SAN PEDRO CA 90731-3107 Fax: 310-831-5728
SEP FBO JAMES BROWN PERSHING LLC AS CUSTODIAN	75,000	11321 CAMINO DEL SOL AGUA DULCE SANTA CLARITA CA 91390- 2893 Fax: 661-268-1998
SLOANE BOUCHEVER DANIELLE BOUCHEVER JT TEN	100,000	8258 S LONGBAR RANCH PL VAIL AZ 85641-8954 Fax: 866-855-0224
SOUNDPOST CAPITAL LP	1,500,000	405 PARK AVE., 6TH FLOOR NEW YORK, NY 10022 Fax: 646-536-2734
SOUTH FERRY #2 LP	1,000,000	1 STATE STREET PLAZA 29TH FLOOR NEW YORK, NY 10004 Fax: 212-363-8459
STEPHEN P MCCARRON	50,000	3416 MCKINLEY ST. NW WASHINGTON DC 20015-2512 Fax: 202-364-2731
STEVEN OLIVEIRA ROTH IRA	5,300,000	18 FIELDSTONE CT. NEW CITY, NY 10956 Fax: 845-709-6065
THE ALEXANDER GALUZ AND YANA GALUZ JT LIVING TST UAD 08/24/05	150,000	2963 TIFFANY CIRCLE LOS ANGELES CA 90077-1720 Fax: 310-788-9066

THE ANITA BERWIND WELCH REV TRUS UAD 12/05/05	200,000	1356 HIBISCUS ST CLEARWATER FL 33755-3405 Fax: 727-298-8183
THE GOLDSCHLAGER FAMILY TRUST UAD 06/24/04 ARNOLD WILLIAM GOLDSCHLAGER & NORMA GOLDSCHLAGER TTES	50,000	480 MOSELEY RD HILLSBOROUGH CA 94010-6716 Fax: 650-342-3490
THE MEISTER NON-EXEMPT MARITAL TRUST UAD 11/17/83 BARBARA S MEISTER TTEE	300,000	1369 BEACHMONT ST VENTURA CA 93001-4225 Fax: Not provided
THE NORTH MID-VALLEY FAMILY TRUST A UAD 11/22/91 VALENE MCINTYRE POSEY TTEE	150,000	6 LAKESHORE TERRACE CHICO CA 95928-3914 Fax: 530-345-3881
THE ROBERT K HEIMANN LIVING TRUST UAD 07/24/01 ROBERT K HEIMANN TTEE FBO ROBERT K HEIMANN	50,000	181 INDIAN SHADOWS DRIVE MARYVILLE TN 37801-1547 Fax: 865-856-0099
THE WOMEN AND CHILDREN'S HOPE FOUNDATION	50,000	8258 S LONGBAR RANCH PL VAIL AZ 85641-8954 Fax: 866-855-0224
TIMOTHY M WEAVER	450,000	9450 METCALF RD WAITE HILL OH 44094-9716 Fax: Not provided
TIMOTHY R. CRANE TRUST DATED 12/06/2004 UAD 12/06/04	50,000	24615 PARK MIRAMAR CALABASAS CA 91302-1455 Fax: 310-388-1075
TOM J MCDONALD CREDIT TRUST UAD 11/25/98 LISA MCDONALD & C SCOTT MCDONALD & MAXINE HEMPFLING TTEES	50,000	320 N CHURCH STREET POSEYVILLE IN 47633-9040 Fax: 812-874-1950
WALTER FRIESEN	150,000	3824 EVANSTON AVENUE NORTH #3 SEATTLE WA 98103-9322 Fax: Not provided
WHITE PINE PRODUCTIONS DEFINED BENEFIT PENSION PLN	50,000	2324 LA MESA DRIVE SANTA MONICA CA 90402-2331 Fax: Not provided
WILEY FAMILY LIVING TRUST UAD 07/19/95	50,000	1093 ROSE DR NAPA CA 94558-3809 Fax: Not provided

WILLIAM T PFLANZE	150,000	3840 KEOWEE AVE KNOXVILLE TN 37919-7714 Fax: 865-305-9328
XEL INC.	250,000	19 JANES LANE LLOYD HARBOR, NY 11743 Fax: 631-425-2722
TOTAL:	**33,000,000**	